                                                                    EXHIBIT 3.13


                          CERTIFICATE OF INCORPORATION
                                       OF
                           RADIOSURGERY CENTERS, INC.


        THE UNDERSIGNED, a natural person, for the purpose of forming a corporation pursuant to the laws of the State of Delaware, does hereby adopt the following Certificate of Incorporation for such corporation.

        FIRST: The name of the corporation is Radiosurgery Centers, Inc.

        SECOND: The registered office and the registered agent of the corporation is as follows:

Name                                       Address
----                                       -------

The Prentice-Hall Corporation              32 Loockerman Square
  System, Inc.                             Suite L-100
                                           Dover, Delaware 19901
                                           Kent County

        THIRD: The purpose for which the Corporation is organized is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH: The Corporation shall be authorized to issue one class of stock called Common Stock. The total number of shares of Common Stock that the Corporation shall have the authority to issue is one hundred (100) having a par value of one cent ($0.01) per share. All or any part of such shares may be issued by the Corporation from time to time, as may be determined by the Board of Directors, as provided by law.

        FIFTH: The name and mailing address of the Incorporator is:

Name                                       Address
----                                       -------

Anna C. Mastroianni                        Green, Stewart & Farber, P.C.
                                           2600 Virginia Avenue, N.W.
                                           Suite 1111
                                           Washington, D.C. 20037

        SIXTH: The name and mailing address of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and shall qualify are:

Name                                       Address
----                                       -------

E. Larry Atkins                            American Health Services Corp.
                                           4440 Von Karman Avenue
                                           Suite 320
                                           Newport Beach, CA 92660

Thomas V. Croal                            American Health Services Corp.
                                           4440 Von Karman Avenue
                                           Suite 320
                                           Newport Beach, CA 92660

        SEVENTH: The Board of Directors shall have the right to adopt, amend or repeal bylaws, subject to the power of the shareholders to change such action.

        EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) the unlawful payment of dividends or unlawful stock purchases or redemptions pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        IN WITNESS WHEREOF, the undersigned, as the Incorporator, has executed the foregoing Certificate of Incorporation as of this 10th day of April, 1992.


                                                /s/ ANNA MASTROIANNI
                                                --------------------------------
                                                Anna C. Mastroianni
                                                Incorporator

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:00 PM 7/09/1992
                                                           921925089 - 2294342

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                      *****




        Radiosurgery Centers, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of Kent.

        The Board of Directors of Radiosurgery Centers, Inc. adopted the following resolution on the l9th day of June, 1992 -By
                                                    Unanimous
                                                    Written
                                                    Consent

                Resolved, that the registered office of Radiosurgery Centers, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

        IN WITNESS WHEREOF, Radiosurgery Centers, Inc. has caused this statement to be signed by E. Larry Atkins, its President and attested by Thomas V. Croal, its Secretary this 19th day of June, 1992

                                     By /s/ E. LARRY ATKINS
                                       -----------------------------------------
                                                        President

ATTEST:

By /s/ THOMAS V. CROAL
   ---------------------
         Secretary